Exhibit 99.1

Clear Channel Outdoor Holdings, Inc. Sells Businesses in Mexico, Peru and Chile to Global Media US LLC

SAN ANTONIO, February 6, 2025 – Clear Channel Outdoor Holdings, Inc. (NYSE: CCO) (the “Company”) today announced it has completed the sale of its businesses in Mexico, Peru and Chile to Global Media US LLC, doing business as Global Vía Pública in a simultaneous sign and close transaction.

The Company has received $20 million cash at closing based on a $34 million Enterprise Value. The Company is also eligible to receive an additional $1.25 million earn-out. The consideration may be subject to further customary adjustments. The Company intends to use the anticipated net proceeds from the sale to improve its liquidity position.

“The sale of our Mexico, Peru, and Chile businesses further demonstrates the progress we are making to optimize our portfolio and focus on growing our America and Airports segments while strengthening our balance sheet,” said Scott Wells, Chief Executive Officer of Clear Channel Outdoor Holdings, Inc. “The completion of this transaction reflects the commitment and dedication of our team, and I would like to thank all of our colleagues in these markets for their hard work.”

“This transaction aligns with our strategic goals and strengthens our established Latin American business,” said Federico Diez, President of Global Vía Pública. “We are excited about the opportunity to continue driving business growth and leverage our media platform and teams to deliver dynamic outdoor advertising campaigns for our customers.”

The sales process for the remaining Latin American business in Brazil is ongoing.

Accounting Treatment

During the fourth quarter of 2024, the Company’s plan to sell the businesses in Mexico, Peru and Chile met the criteria to be reported as discontinued operations. In accordance with U.S. Generally Accepted Accounting Principles, starting with the release of the Company’s fourth quarter 2024 results, assets and liabilities of these discontinued operations will be presented separately in the Company’s Consolidated Balance Sheets, and results of discontinued operations will be reported as a separate component of consolidated net loss in the Company’s Consolidated Statements of Loss, for all periods presented, resulting in changes to the presentation of certain prior period amounts.

Advisors

The Company engaged Moelis & Company LLC as financial advisor to assist with the process to sell the Company’s Latin American businesses.

About Clear Channel Outdoor Holdings

Clear Channel Outdoor Holdings, Inc. (NYSE: CCO) is at the forefront of driving innovation in the out-of-home advertising industry. Our dynamic advertising platform is broadening the pool of advertisers using our medium through the expansion of digital billboards and displays and the integration of data analytics and programmatic capabilities that deliver measurable campaigns that are simpler to buy. By leveraging the scale, reach and flexibility of our diverse portfolio of assets, we connect advertisers with millions of consumers every month.

For further information, please contact:

Press:

FGS Global

Jared Levy/Stephen Pettibone/Hayley Cook

ClearChannel@fgsglobal.com

Investors:

Eileen McLaughlin

Vice President - Investor Relations

(646) 355-2399

InvestorRelations@clearchannel.com

Cautionary Statement Concerning Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “expect,” “anticipate,” “estimate” and similar words and expressions are intended to identify such forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances, such as the use of proceeds from the sale of our Mexico, Peru and Chili businesses, our expectations with respect to optimizing our portfolio, our expectations with respect to our America and Airports businesses, our business plans and strategies and our liquidity are forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control and are difficult to predict.

Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release are described in the section entitled “Item 1A. Risk Factors” of the Company’s reports filed with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2023. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.